                                                                    EXHIBIT 99.1



                                  PRESS RELEASE
                    FOR RELEASE JANUARY 28, 2008 AT 4:00 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 256-5000
                       Baltimore County Savings Bank, FSB

                               BCSB BANKCORP, INC.
              REPORTS RESULTS FOR QUARTER ENDING DECEMBER 31, 2007

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported a net income of $93,000 or $0.02 per basic and diluted share for the three month period ended December 31, 2007 which represents the first quarter of its 2008 fiscal year. This compares to a net loss of $233,000 or ($0.04) per basic and diluted share for the same period in 2006.

President and Chief Executive Officer Joseph J. Bouffard announced that these earnings are in line with expectations. "The company continues to make progress in it efforts to enhance profitability and adopted a number of strategies to continue improving earnings performance." He also noted that Baltimore County Savings Bank, FSB which has a large residential mortgage portfolio has no direct exposure to the subprime mortgage market and that the Company's asset quality remains strong.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates eighteen offices throughout the Baltimore metropolitan area. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                                  December 31,                September 30,
                                                                     2007                         2007
                                                                  (Unaudited)                  (audited)
                                                                          (Dollars in Thousands)
ASSETS
Cash and cash equivalents                                      $          61,716            $         76,016
Investment Securities                                                      2,999                       3,970
Loans and Mortgage Backed Securities                                     516,608                     521,301
Other Assets                                                              41,200                      41,094
                                                               -----------------            ----------------
TOTAL ASSETS                                                   $         622,523            $        642,381
                                                               =================            ===============

LIABILITIES
Deposits                                                       $         538,497            $        558,457
Borrowings                                                                20,000                      20,000
Junior Subordinated Debentures                                            23,197                      23,197
Other Liabilities                                                          5,141                       6,135
                                                               -----------------            ----------------
TOTAL LIABILITIES                                                        586,835                     607,789
TOTAL STOCKHOLDERS' EQUITY                                                35,688                      34,592
                                                               -----------------            ----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $         622,523            $        642,381
                                                               =================            ===============

                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                             Three Months ended December 31,
                                                                               2007                    2006

                                                                                        (unaudited)
                                                                                  (Dollars in thousands
                                                                                  except per share data)
 Interest Income                                                            $   9,262              $    10,230
 Interest Expense                                                               5,600                    7,139
                                                                            ---------              -----------
 Net Interest Income                                                            3,662                    3,091
 Provision for Loan Losses                                                         --                       55
                                                                            ---------              -----------
 Net Interest Income After Provision for Loan Losses                            3,662                    3,036
 Total Non-Interest Income                                                        465                      382
 Total Non-Interest Expenses                                                    4,097                    3,829
                                                                            ---------              -----------
 Income (Loss)  Before Tax (Benefit)                                               30                     (411)
 Income Tax (Benefit)                                                             (63)                    (178)
                                                                            ---------              -----------
 NET INCOME (LOSS)                                                          $      93              $      (233)
                                                                            ---------              -----------

 Basic and Diluted Income (Loss) Per Share                                  $    0.02              $     (0.04)
                                                                            ---------              -----------